Exhibit 8.1

December 20, 2013

Washington Banking Company

435 E. George Hopper Road

Burlington, Washington 98233

Ladies and Gentlemen:

We have acted as special counsel to Washington Banking Company, a Washington corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into Heritage Financial Corporation, a Washington corporation (“Survivor”), pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of October 23, 2013, by and between the Company and Survivor. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, the joint proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete, and correct, and the Registration Statement is true, complete, and correct, (iii) the factual statements and representations made by Survivor and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete, and correct as of the date hereof and will remain true, complete, and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete, and correct without such qualification, and (v) Survivor and the Company will treat the Merger for United States federal income tax purposes in a manner consistent with the opinions set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the

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Washington Banking Company

December 20, 2013

Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions, or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Survivor or the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to (i) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and (ii) the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

LANE POWELL PC